UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – August 2, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION

 (Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065
(Registrant’s telephone number)

Item 5.                                   Other Events.

On August 2, 2004, the first business day after Sunday, August 1, 2004, interest payments, aggregating approximately $12.3 million, were due on the 13% Senior Secured Notes due 2006 and the 13% First Mortgage Notes due 2006 issued by Hollywood Casino Shreveport (“HCS”) and Shreveport Capital Corporation (“SCC”), a subsidiary of HCS.  HCS and SCC did not make the interest payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 4, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: August 4, 2004	Shreveport Capital Corporation

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President